Exhibit 99.(h)(32)

STATE STREET LETTERHEAD

June 9, 2010

Each of the Borrowers listed

on Appendix I hereto

Eleven Madison Avenue

New York, NY 10010

Attention:  Michael Pignataro, Chief Financial Officer

RE:  Third Amendment to Credit Suisse Family of Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies registered under the Investment Company Act listed on Appendix I attached hereto (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on Appendix I hereto (each such fund series, a “Fund”), a $50,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated June 10, 2009, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrowers arising under the Committed Line are evidenced by a promissory note in the original principal amount of $50,000,000.00 dated June 10, 2009 (the “Existing Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Committed Line for an additional 364-day period from the date hereof and to amend the Loan Agreement as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of their respective Funds, and the Bank agree as follows:

I.              Amendments to Loan Documents

1.             The second paragraph of the Loan Agreement is hereby amended by replacing the dollar amount “$50,000,000” appearing therein with the dollar amount “$25,000,000”.

2.             Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:  “The Committed Line shall expire on June 8, 2011 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

3.             Section I(8) of the Loan Agreement is hereby amended by replacing the percentage “0.15%” appearing therein with the percentage “0.14%”.

4.             Section II(1) of the Loan Agreement is hereby amended by (a) deleting the word “and” at the end of Section II(1)(f), (b) deleting the period at the end of Section II(1)(g) and inserting “; and” in its place, and (c) inserting a new Section II(1)(h) at the end thereof as follows:

“(h)        to submit to the Bank on or before the tenth day of each calendar month a status report in the form of Exhibit F hereof (a “Monthly Status Report”) reflecting the substance of any prospective change currently envisioned, in any Borrower or Fund, effecting any covenant or restrictions on the Borrowers and Funds elsewhere herein, including but not limited to a change in the name of a Borrower or Fund or the elimination of any Borrower or Fund as a party to this Agreement, whether by way of the Borrower’s or Fund’s closing or otherwise; provided that the foregoing notice requirement shall not be deemed to limit or modify the covenant and restrictions on the Borrowers and Funds elsewhere herein.”

5.             Section II(15) of the Loan Agreement is hereby amended by restating the definition of “Committed Line Amount” to read in its entirety as follows:

“Committed Line Amount” shall mean $25,000,000.

6.             The Borrowers have informed the Bank that Credit Suisse Global High Yield Fund, Inc. has changed its name to Credit Suisse High Yield Fund, Inc.

7.             The Appendix I to the Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is substituted therefor.

8.             Exhibit A to the Loan Agreement is hereby replaced in its entirety with the new Exhibit A attached hereto.

9.             The Loan Agreement is hereby amended by adding thereto a new Exhibit F in the form of Exhibit F hereto.

II.            Execution of Amended and Restated Note

As a condition to the effectiveness of this letter amendment, concurrently herewith each of the Borrowers, for itself or on behalf of its respective Funds, is executing and delivering to the Bank an amended and restated promissory note dated the date hereof in the original principal amount of $25,000,000 and otherwise in the form of Exhibit A hereto (the “New Note”), which New Note shall amend, restate, supersede and replace the Existing Note in its entirety.  Notwithstanding the foregoing, nothing contained herein or in the New Note shall be deemed to evidence the repayment or satisfaction of any amounts outstanding under the Existing Note, and any such outstanding amounts shall hereafter be deemed to be evidenced by, and outstanding under, the New Note.  All references in the Loan Documents to the “Note” shall hereinafter be

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deemed to be references to the New Note, as the same may be further amended, restated, extended, replaced or otherwise modified and in effect from time to time.

III.           Miscellaneous

1.             Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.             Each of the Borrowers, for itself and on behalf of each of its respective Funds, represents and warrants to the Bank as follows:  (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, New Note, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”):  (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust certificate or articles of incorporation or by-laws or other organizational documents of such Borrower or such Fund or any law, rule or regulation applicable to such Borrower or such Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or such Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.             Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

4.             This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

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If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/Paul J. Koobatian
Paul J. Koobatian, Vice President

Acknowledged and Accepted:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE CAPITAL FUNDS, on behalf of

its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE LARGE CAP GROWTH FUND

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE COMMODITY RETURN STRATEGY FUND

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE HIGH YIELD FUND, INC. (FORMERLY CREDIT SUISSE GLOBAL HIGH YIELD FUND, INC.)

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE LARGE CAP BLEND FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE MID-CAP CORE FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of

its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE TRUST, on behalf of

its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

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APPENDIX I

List of Borrowers and Funds

	Custodian	Specified Percentage
CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	SSB(1)	10%

CREDIT SUISSE CAPITAL FUNDS, on behalf of:
Credit Suisse Large Cap Value Fund	SSB	33 1/3%
Credit Suisse Small Cap Core Fund	SSB	33 1/3%

CREDIT SUISSE LARGE CAP GROWTH FUND	SSB	10%

CREDIT SUISSE COMMODITY RETURN STRATEGY FUND	SSB	20%

CREDIT SUISSE HIGH YIELD FUND, INC. (FORMERLY CREDIT SUISSE GLOBAL HIGH YIELD FUND, INC.)	SSB	25%

CREDIT SUISSE LARGE CAP BLEND FUND, INC.	SSB	33 1/3%

CREDIT SUISSE MID-CAP CORE FUND, INC.	SSB	33 1/3%

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:
Credit Suisse High Income Fund	SSB	20%

CREDIT SUISSE TRUST, on behalf of:
Commodity Return Strategy Portfolio	SSB	20%
International Equity Flex III Portfolio	SSB	33 1/3%
U.S. Equity Flex I Portfolio	SSB	33 1/3%

(1)  State Street Bank and Trust Company as custodian

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$25,000,000	June 9, 2010
Boston, Massachusetts

For value received, each of the undersigned hereby severally promises to pay to State Street Bank and Trust Company (the “Bank”), or order, at the office of the Bank at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), or such lesser original principal amount as shall be outstanding hereunder and not have been prepaid as provided herein, together with interest thereon as provided below.  Each Loan shall be payable upon the earliest to occur of (a) the Expiration Date, (b) 60 calendar days following the date on which such Loan is made, or (c) the date on which such Loan otherwise becomes due and payable under the terms of the Loan Agreement referred to below, whether following the continuance of an Event of Default or otherwise.  Interest on the unpaid principal amount outstanding hereunder shall be payable at the rates and at the times as set forth in the Loan Agreement and shall be computed as set forth in the Loan Agreement.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, including holidays or other days on which the Bank is not open for the conduct of banking business.

All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank.  The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Loan Agreement.

Following the occurrence of an Event of Default, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and be payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan under the Loan Agreement.

This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain letter agreement dated June 10, 2009 by and among the undersigned and the Bank (herein, as the same may from time to time be amended, restated, supplemented, modified or extended, referred to as the “Loan Agreement”), but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.  All terms not otherwise defined herein shall be used as defined in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note subject to the terms of the Loan Agreement.  Amounts prepaid may be reborrowed subject to the terms of the Loan Agreement.

Each of the undersigned makers and every endorser and guarantor, if any, hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of any of the undersigned or any such endorser or guarantor.  No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

This Note amends and restates in its entirety a promissory note dated June 10, 2009 in the original principal amount of $50,000,000 executed by certain of the undersigned to the order of the Bank (as amended, the “Existing Note”).  Any amounts outstanding under the Existing Note as of the date hereof shall be deemed to be outstanding under this Note.

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This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

WITNESS:	CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:
Name:
Title:

WITNESS:	CREDIT SUISSE CAPITAL FUNDS, on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title:

WITNESS:	CREDIT SUISSE LARGE CAP GROWTH FUND

By:
Name:
Title:

WITNESS:	CREDIT SUISSE COMMODITY RETURN STRATEGY FUND

By:
Name:
Title:

WITNESS:	CREDIT SUISSE HIGH YIELD FUND, INC.

By:
Name:
Title:

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WITNESS:	CREDIT SUISSE LARGE CAP BLEND FUND, INC.

By:
Name:
Title

WITNESS:	CREDIT SUISSE MID-CAP CORE FUND, INC.

By:
Name:
Title

WITNESS:	CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title

WITNESS:	CREDIT SUISSE TRUST, on behalf of its fund series as listed in Appendix I attached hereto

By:
Name:
Title

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SCHEDULE I TO NOTE DATED JUNE 9, 2010

Date of Loan	Amount of Principal	Amount of Principal Paid	Outstanding Balance	Notation Made By

APPENDIX I

List of Borrowers and Funds

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

CREDIT SUISSE CAPITAL FUNDS, on behalf of:

Credit Suisse Large Cap Value Fund

Credit Suisse Small Cap Core Fund

CREDIT SUISSE LARGE CAP GROWTH FUND

CREDIT SUISSE COMMODITY RETURN STRATEGY FUND

CREDIT SUISSE HIGH YIELD FUND, INC.

CREDIT SUISSE LARGE CAP BLEND FUND, INC.

CREDIT SUISSE MID-CAP CORE FUND, INC.

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:

Credit Suisse High Income Fund

CREDIT SUISSE TRUST, on behalf of:

Commodity Return Strategy Portfolio

International Equity Flex III Portfolio

U.S. Equity Flex I Portfolio

EXHIBIT F

Monthly Status Report

for the month of                                         , 20

TO:	State Street Bank and Trust Company,
party to that certain Credit Agreement,
dated as of June 10, 2009, as amended, among the Borrowers and the Bank

This report is being delivered pursuant to Section II(1)(h) of the Loan Agreement, dated as of June 10, 2009 (as amended and in effect from time to time, the “Loan Agreement”), among each of the investment companies registered under the Investment Company Act listed on Appendix I attached hereto (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on Appendix I hereto (each such fund series, a “Fund”); and State Street Bank and Trust Company, as the bank (the “Bank”).  Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

The undersigned hereby certifies to the Bank that the Borrower(s) or Fund(s) listed below, if any, have or are contemplating the following changes, including but not limited to, a change to their name, or elimination under the Loan Agreement, each as of the date(s) set forth below:

Name of Borrower(s)/Fund(s) and Description of Contemplated Change	New Name (if applicable)	Effective Date (if anticipated, so indicate)

☐    Check here if no changes affecting the Loan Agreement occurred or envisioned as of below date.

The undersigned is an authorized officer of the Borrower.

DATE:
(Name of Borrower)

By:

Name:

Title: